UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported):    October 4,
                    2005 (September 29, 2005)

                  Digital Lifestyles Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

           000-27828                       13-3779546
    (Commission File Number)   (IRS Employer Identification No.)


727 Brea Canyon Road #6, Walnut, CA                  91789
(Address of Principal Executive Offices)           (Zip Code)

                         (909) 869-0595
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

<PAGE 1>

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Please see Item 3.02 for a description of the arrangement with Andy Teng, the Chief Executive Officer and Director of Digital Lifestyles Group Inc., or the Company, pursuant to which Mr. Teng agreed to convert existing debt owed to him by the Company into shares of the Company's common stock.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Financing Transaction

      On September 12, 2005, the Company's Board of Directors authorized it to seek initial financing of up to $1,000,000 dollars through the sale of convertible promissory notes and common stock purchase warrants upon certain terms and conditions.

     On September 29, 2005, the Company executed an agreement with one investor whereby the Company received an initial amount of $250,000 in immediately available funds through the issuance of a promissory note convertible into common stock at a
conversion  price  of  $0.25.   The investor  also  committed  an
additional $250,000 in funds in the event of achievement of certain milestones by the Company. In addition, the Company expects aggregate gross proceeds of $50,000 upon the exercise all of the common stock purchase warrants, initially issued, to purchase an aggregate of 200,000 shares of the Company's common stock. This transaction was consummated with one "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act. A form of the transaction documents are filed with this Current Report on Form 8-K and are attached hereto and incorporated herein as Exhibits 4.1, 4.2 and 4.3, respectively.

      The convertible promissory note issued bears interest at a rate of 7% per annum and has an initial maturity date on September 29, 2005, which may be extended in the event of the subsequent investment. The convertible note is convertible at any time from the date of issuance into shares of our common stock at a price per share equal to $0.25. The Company will pay interest only payments until the maturity date of the convertible note, unless it is converted or prepaid. The Company has an option to make one prepayment of the note, in whole or in part, without penalty at any time after six months. In the event that the Company elects to prepay the convertible note, the purchaser may elect within 3 business days to convert all or a portion of the note into common stock and thus prevent prepayment of the convertible note.

      The purchaser was also issued corresponding warrants to purchase shares of common stock. The number of shares that the purchaser is eligible to purchase is equal to 20% of the aggregate amount of shares issued upon conversion of each convertible promissory note and the with an exercise price of $0.25 per share. The warrants expire five years from the date of issuance and are exercisable immediately. In connection with both the convertible note and the warrants, the Company entered into a registration rights agreement with the purchaser whereby the Company agreed to register for resale the shares underlying the convertible note and warrants.

<PAGE 2>

      The purchaser represented to the Company that he is an "Accredited Investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The convertible note and warrants were offered and sold in reliance upon an exemption from registration under Rule 506 of Regulation D the Securities Act. The Company intends to use the proceeds from this transaction for general working capital purposes and to assist with the extinguishment of existing liabilities.

Conversion of Debt into Equity


      On September 22, 2005, the Company announced that its Chairman and Chief Executive Officer, Andy Teng, agreed to convert part of his outstanding unsecured debt owed to him by the Company into shares of common stock at a price of $1.00 per share, substantially above current market price. Mr. Teng is owed approximately $1 million in connection with certain advances he made to the Company. On September 29, 2005, the Company and Mr. Teng executed a letter agreement, which is filed as Exhibit
10.1 to this Current Report on Form 8-K and attached hereto and incorporated herein by reference, pursuant to which Mr. Teng will be issued 1,000,000 shares of the Company's common stock in exchange for the extinguishment of the $1,000,000 liability on the Company's balance sheet and a general release of any and all claims held by him in connection with this debt. The shares are being issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act and will be deemed to be "restricted securities."

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit
Number              Description

Exhibit 4.1         Form of Convertible Promissory Note

Exhibit 4.2         Form of Common Stock Purchase Warrant

Exhibit 4.3         Form of Registration Rights Agreement

Exhibit 10.1        Letter Agreement with Andy Teng

<PAGE 2>
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DIGITAL LIFESTYLES GROUP, INC.
                              (Registrant)

Date:  October 4, 2005        By:  /s/ Andy Teng
                                   Andy Teng
                                   Chief  Executive  Officer  and
                                   Director
<PAGE 3>


                          Exhibit Index

Exhibit
Number              Description

Exhibit 4.1         Form of Convertible Promissory Note

Exhibit 4.2         Form of Common Stock Purchase Warrant

Exhibit 4.3         Form of Registration Rights Agreement

Exhibit 10.1        Letter Agreement with Andy Teng

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